Exhibit 99.2

Investor Update	Issue Date: July 16, 2019
This investor update provides guidance and certain forward-looking statements about United Airlines Holdings, Inc. (the "Company" or "UAL"). The information in this investor update contains the preliminary financial and operational outlook for the Company for third-quarter and full-year 2019, among other items.

Third-Quarter and Full-Year 2019 Outlook (A)	Estimated 3Q 2019			Estimated FY 2019
Consolidated Capacity Year-Over-Year Change Higher/(Lower)	2.0%	-	3.0%	3.0%	-	4.0%

Adjusted Pre-Tax Margin[1] (Non-GAAP)	10.0%	-	12.0%

Revenue
Consolidated PRASM (¢/ASM)	13.80	-	14.07
Year-Over-Year Change Higher/(Lower)	0.5%	-	2.5%
Cargo and Other Revenue ($M)	$830	-	$930

Non-Fuel Operating Expense
Consolidated CASM Excluding Third-Party Business Expenses, Fuel & Profit Sharing[2] (¢/ASM) (Non-GAAP)	9.70	-	9.80	10.16	-	10.21
Year-Over-Year Change Higher/(Lower)	1.0%	-	2.0%	0.5%	-	1.0%
Third-Party Business Expenses[3] ($M)	$35	-	$45
Profit Sharing ($M)	$130	-	$170

Consolidated Fuel Expense
Fuel Consumption (Million Gallons)	1,140	-	1,160
Consolidated Average Aircraft Fuel Price per Gallon[4]	$2.12	-	$2.22

Adjusted Non-Operating Expense[5] ($M) (Non-GAAP)	$95	-	$125

Effective Income Tax Rate	21%	-	23%	21%	-	23%

Diluted Share Count[6] (M)	258

Adjusted Diluted Earnings Per Share[1] (Non-GAAP)				$10.50	-	$12.00

Adjusted Capital Expenditures[7] ($B) (Non-GAAP)					~$4.9

1.
Excludes special charges and the mark-to-market impact of financial instruments, the nature of which are not determinable at this time, and imputed interest on certain finance leases. Accordingly, UAL is not providing earnings guidance on a GAAP basis.

2.	Excludes special charges, the nature of which are not determinable at this time.

3.	Third-party business revenue associated with third-party business expense is recorded in other revenue.

4.	Fuel price including taxes and fees. This price per gallon corresponds to fuel expense as reported in the income statement.

5.
Excludes the mark-to-market impact of financial instruments, the nature of which is not determinable at this time, and imputed interest on certain finance leases. Accordingly, the Company is not providing non-operating expense guidance on a GAAP basis.

6.	Does not include an assumption related to future share repurchases. Diluted share count is approximately equal to basic share count.

7.	Non-cash capital expenditures are not determinable at this time. Accordingly, the Company is not providing capital expenditure guidance on a GAAP basis.

(more)

Profit Sharing: Based on profit sharing plans in current labor agreements, the Company expects to pay:

•	Approximately 7.5% of total adjusted earnings up to a 6.9% adjusted pre-tax margin

•	Approximately 13.3% for any adjusted earnings above a 6.9% adjusted pre-tax margin

•	Approximately 1.8% for any adjusted earnings above the prior year's adjusted pre-tax earnings
Adjusted earnings for the purposes of profit sharing are calculated as GAAP pre-tax earnings, excluding special charges, profit sharing expense, share-based compensation program expense and the mark-to-market impact of financial instruments. The Company estimates that share-based compensation expense for the purposes of the profit sharing calculation will be approximately $60 million through the third quarter 2019.

Taxes: The Company expects a tax rate of approximately 21% to 23% for the full year 2019.

Fleet Plan: As of July 16, 2019, the Company's fleet plan was as follows:

	1Q 2019	2Q 2019	3Q 2019	YE 2019
B777-200/300	92	92	92	94
B787-8/9/10	44	46	46	48
B767-300/400	54	54	54	54
B757-200/300	76	76	76	74
B737 MAX[1]	14	14	30	30
B737-700/800/900	329	329	329	330
A319/A320	170	172	177	177
Total Mainline Aircraft	779	783	804	807

50-seat (ERJ-145, CRJ-200, CRJ-550)	314	306	307	319
70-seat (CRJ-700, EMB-170, EMB-175LL)	102	102	102	102
76-seat (EMB-175)	153	153	153	153
Total Regional Aircraft	569	561	562	574

Scheduled Deliveries: As of July 16, 2019, the Company's 2020 scheduled new aircraft deliveries were as follows:

2020
B777-200/300	2
B787-8/9/10	15
B737 MAX[1]	28
EMB-175LL	20
Total Aircraft Deliveries	65

1 On March 13, 2019 the Federal Aviation Administration issued an emergency order prohibiting the operation of Boeing 737 MAX series airplanes by U.S. certificated operators (the “FAA Order”). As a result, the Company grounded all 14 Boeing 737 MAX 9 aircraft in its fleet. The FAA Order also resulted in Boeing suspending delivery of new Boeing 737 MAX series aircraft. Third quarter and year-end fleet counts reflect the contracted delivery timing for Boeing 737 MAX aircraft without regard to delays resulting from Boeing’s suspension of deliveries. The extent of the delay to the scheduled deliveries of the 737 MAX aircraft is expected to be impacted by the length of time the FAA Order remains in place, Boeing's production rate and the pace at which Boeing can deliver aircraft following the lifting of the FAA Order, among other factors.

(more)

(A) GAAP to Non-GAAP Reconciliations
UAL is providing guidance utilizing various accounting principles generally accepted in the United States of America ("GAAP") and Non-GAAP financial measures, including adjusted pre-tax margin, consolidated cost per available seat mile ("CASM") excluding special charges, third-party business expenses, fuel and profit sharing, adjusted nonoperating expense, adjusted diluted earnings per share and adjusted capital expenditures. CASM is a common metric used in the airline industry to measure an airline's cost structure and efficiency. Non-GAAP financial measures are presented because they provide management and investors the ability to measure and monitor UAL's performance on a consistent basis.

UAL believes that adjusting for special charges is useful to investors because special charges are not indicative of UAL's ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, and fuel sales, provides more meaningful disclosure because these expenses are not directly related to UAL's core business. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. UAL believes excluding profit sharing allows investors to better understand and analyze our operating cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. UAL believes that adjusting for interest expense related to finance leases of Embraer ERJ 145 aircraft is useful to investors because of the accelerated recognition of interest expense.

Reconciliations of Non-GAAP financial measures to the most directly comparable GAAP financial measures are included below.

	Estimated
CASM Consolidated Operations (cents)	3Q 2019
Cost per available seat mile (CASM) excluding special charges (a) (Non-GAAP)	13.14	-	13.47
Third-party business expenses	0.05	-	0.06
Fuel expense (b)	3.22	-	3.39
Profit sharing, including taxes	0.17	-	0.22
CASM, excluding special charges, third-party business expenses, fuel, and profit sharing (Non-GAAP)	9.70	-	9.80

	Estimated
CASM Consolidated Operations (cents)	FY 2019
Cost per available seat mile (CASM) excluding special charges and profit sharing (a) (c) (Non-GAAP)	13.41	-	13.68
Third-party business expenses	0.05	-	0.07
Fuel expense (b)	3.20	-	3.40
CASM, excluding special charges, third-party business expenses, fuel, and profit sharing (Non-GAAP)	10.16	-	10.21

(a) Excludes special charges, such as the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special charges throughout the year, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.
(b) Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company's control.
(c) At this time the Company is unable to provide an estimate of full-year profit sharing with reasonable certainty.

	Estimated
Non-Operating Expense ($M)	3Q 2019
Non-Operating Expense excluding the mark-to-market impact of financial instruments (d) (Non-GAAP)	$115	-	$165
Interest expense on ERJ 145 finance leases	$20	-	$40
Adjusted Non-Operating Expense (Non-GAAP)	$95	-	$125
(d) Excludes the mark-to-market impact of financial instruments, the nature of which is not determinable at this time.

(more)

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as "expects," "will," "plans," "anticipates," "indicates," "believes," "estimates," "forecast," "guidance," "outlook," "goals," "targets" and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to execute our strategic operating plan, including our growth, revenue-generating and cost-control initiatives; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); risks of doing business globally, including instability and political developments that may impact our operations in certain countries; demand for travel and the impact that global economic and political conditions have on customer travel patterns; our capacity decisions and the capacity decisions of our competitors; competitive pressures on pricing and on demand; changes in aircraft fuel prices; disruptions in our supply of aircraft fuel; our ability to cost-effectively hedge against increases in the price of aircraft fuel, if we decide to do so; the effects of any technology failures or cybersecurity breaches; disruptions to services provided by third-party service providers; potential reputational or other impact from adverse events involving our aircraft or operations, the aircraft or operations of our regional carriers or our code share partners or the aircraft or operations of another airline; our ability to attract and retain customers; the effects of any terrorist attacks, international hostilities or other security events, or the fear of such events; the mandatory grounding of aircraft in our fleet; disruptions to our regional network; the impact of regulatory, investigative and legal proceedings and legal compliance risks; the success of our investments in other airlines, including in other parts of the world; industry consolidation or changes in airline alliances; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of our aircraft orders; disruptions in the availability of aircraft, parts or support from our suppliers; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; labor costs; an outbreak of a disease that affects travel demand or travel behavior; the impact of any management changes; extended interruptions or disruptions in service at major airports where we operate; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements, environmental regulations and the United Kingdom's withdrawal from the European Union); the seasonality of the airline industry; weather conditions; the costs and availability of aviation and other insurance; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to comply with the terms of our various financing arrangements; our ability to realize the full value of our intangible assets and long-lived assets; and other risks and uncertainties set forth under Part I, Item 1A., "Risk Factors," of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

For further questions, contact Investor Relations at (872) 825-8610 or investorrelations@united.com .

####

4